Exhibit 10.7

AMENDED AND RESTATED POOLING AGREEMENT

THIS AMENDED AND RESTATED POOLING AGREEMENT (this “Agreement”) is executed as of December 31, 2019 (the “Execution Date”), but is to become effective as of January 1, 2020 (the “Effective Date”), by and among (i) Marriott International, Inc., a Delaware corporation (“Marriott”), (ii) Marriott Hotel Services, Inc., a Delaware corporation, Residence Inn By Marriott, LLC, a Delaware limited liability company, Courtyard Management Corporation, a Delaware corporation, SpringHill SMC, LLC, a Delaware limited liability company, TownePlace Management, LLC, a Delaware limited liability company and Essex House Condominium Corporation, a Delaware corporation (each individually, a “Manager” and collectively, the “Managers”), and (iii) HPT TRS MRP, Inc., a Maryland corporation (“MRP Tenant”), and HPT CY TRS, Inc., a Maryland corporation (“CY Tenant,” and together with MRP Tenant, each individually, a “Tenant” and collectively, the “Tenants”).

RECITALS:

A.      HPTMI Properties Trust, a Maryland real estate investment trust (“HPTMI Landlord”) and MRP Tenant are parties to that certain Amended, Restated and Consolidated Master Lease Agreement, dated as of January 1, 2011, as amended (as the same may be amended, modified or supplemented from time to time, the “T-234 Lease”), relating to the properties referenced therein.

B.       HPTCY Properties Trust, a Maryland real estate investment trust (“HPTCY Landlord”), SVC and CY Tenant are parties to that certain Master Lease Agreement, dated as of December 31, 2012, as amended (as the same may be amended, modified or supplemented from time to time, the “CY53 Lease”), relating to the properties referenced therein.

C.       HPTMI Hawaii, Inc., a Delaware corporation (“Kauai Landlord”), and MRP Tenant are parties to that certain Lease Agreement, executed as of the Execution Date but to become effective as of the Effective Date (as the same may be amended, modified or supplemented from time to time, the “Kauai Lease”), relating to the property referenced therein.

D.       As of the Execution Date and the Effective Date, the T-234 Lease, the CY53 Lease and the Kauai Lease (each individually, a “Lease” and collectively, the “Leases”) relate to the hotel properties listed on Exhibit A attached hereto and made a part hereof (each individually, a “Property” and collectively, the “Properties”).

E.       As of the Execution Date, each Tenant has entered into a Second Amended and Restated Management Agreement, or Management Agreement (as applicable), with each applicable Manager with respect to each Property (as any of them may be amended, modified or supplemented from time to time, each, a “Management Agreement” and collectively, the “Management Agreements”).

F.       Each Property that is subject to a Lease and a Management Agreement shall constitute a “Portfolio Property” and all of such Properties shall collectively constitute the “Portfolio Properties.” Any Property with respect to which a Manager Deconsolidation Event has occurred shall thereafter no longer be considered a Portfolio Property.

G.       Simultaneously with the execution and delivery of this Agreement, Marriott and the Tenants entered into that certain Marriott Guaranty Agreement (as the same may be amended, modified or supplemented from time to time, the “Marriott Guaranty”) pursuant to which, inter alia, Marriott has agreed to guarantee to the Tenants (subject to the terms, conditions and limitations set forth therein) that the Tenants will receive timely payment of a certain portion of Aggregate Tenants’ Priority with respect to the Portfolio Properties in certain events, upon terms and conditions set forth in this Agreement and the Marriott Guaranty.

H.       Certain parties hereto previously have entered into a Pooling Agreement, dated as of January 1, 2011, for certain Portfolio Properties pursuant to which, as of the Execution Date, (i) the revenues generated by the operations of such Portfolio Properties are pooled for purposes of paying operating expenses of such Portfolio Properties, fees and other amounts due to Marriott, the Managers and MRP Tenant, and distributions to various other persons, and (ii) working capital and reserves of such Portfolio Properties are managed on a pooled basis (the “Prior Pooling Agreement”). From and after the Effective Date, by this Agreement, Marriott, each Manager, and each Tenant desire to amend and restate the terms and provisions of the Prior Pooling Agreement in their entirety and replace them with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Marriott, each Manager, and each Tenant hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

1.01          Definitions. The following capitalized terms as used in this Agreement shall have the meanings set forth below:

“Accounting Period” shall have the meaning, with respect to any Portfolio Property, given such term in the Management Agreement for such Portfolio Property.

“Additional Manager Advances” shall mean advances made by the Managers as so defined in each Management Agreement.

“Additional Marriott Advances” shall mean all advances made by Marriott pursuant to Sections 2.02.B (excluding any Security Deposit Advances or Marriott Guaranty Advances), 3.03, 4.02.A, 4.03 and 5.01.B hereof.

“Additional Pooled Working Capital” shall have the meaning set forth in Section 5.01.B hereof.

“Affiliate” shall have the meaning set forth in the Management Agreements.

“Aggregate Accounting Period Statement” shall have the meaning set forth in Section 3.01 hereof.

“Aggregate Amount Funded” shall have the meaning set forth in the Marriott Guaranty.

“Aggregate Annual Operating Statement” shall have the meaning set forth in Section 3.02.A hereof.

“Aggregate Base Management Fee” shall mean, for any given period, an amount equal to two percent (2%) of Aggregate Gross Revenues for such period, payable in accordance with Sections 3.01 and 3.02 hereof.

“Aggregate Deductions” shall mean, for any given period, the sum of Deductions for the Portfolio Properties for such period.

“Aggregate First Incentive Management Fee” shall mean, for any given period, an amount equal to forty percent (40%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Sections 2.02.A(1) through (5) hereof, payable in accordance with Sections 3.01 and 3.02 hereof.

“Aggregate Gross Revenues” shall mean, for any given period, the sum of Gross Revenues for the Portfolio Properties for such period.

“Aggregate Ground Lease Rent” shall have the meaning set forth in Section 2.02.A(2) hereof.

“Aggregate Management Fees” shall mean, collectively, the Aggregate Base Management Fee, the Aggregate First Incentive Management Fee and the Aggregate Second Incentive Management Fee.

“Aggregate Operating Loss” shall mean, for any given period, a negative Aggregate Operating Profit for such period.

“Aggregate Operating Profit” shall mean, for any given period, an amount equal to Aggregate Gross Revenues less Aggregate Deductions for such period.

“Aggregate Second Incentive Management Fee” shall mean, for any given period, an amount equal to forty percent (40%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Sections 2.02.A(1) through (7) hereof, payable in accordance with Sections 3.01 and 3.02 hereof.

“Aggregate System Fee” shall mean, during any given Portfolio Fiscal Year (or portion thereof), the sum of the System Fees for the Portfolio Properties for such period.

“Aggregate Tenants’ Priority” shall mean, for any given period, the sum of the Tenant’s Priority for the Portfolio Properties for such period, payable in accordance with Sections 3.01 and 3.02 hereof; provided, however, effective on the date a Management Agreement is terminated with respect to a Portfolio Property as a result of a Manager Deconsolidation Event, an Exit Hotel Removal or otherwise, or pursuant to the terms of the Renovation-Related Agreements, Aggregate Tenants’ Priority payable with respect to each Portfolio Accounting Period for the Portfolio Properties shall be decreased by the amount of the Tenant’s Priority of such Portfolio Property calculated as of the date the Portfolio Property is no longer subject to a Management Agreement. If the termination of a Management Agreement with respect to the foregoing occurs on a day other than the first day of a Portfolio Accounting Period, then the Aggregate Tenants’ Priority payable for the Portfolio Properties for the immediately following Portfolio Accounting Period (after having been so decreased) shall be further decreased (but only for such instant Portfolio Accounting Period) by the amount by which Aggregate Tenants’ Priority for the preceding Portfolio Accounting Period, as adjusted for reduction on a per diem basis, is less than the amount of Aggregate Tenants’ Priority actually paid to the Tenants for such preceding Portfolio Accounting Period.

“Aggregate Tenants’ Priority Shortfall” shall have the meaning set forth in Section 2.02.B hereof.

“Agreement” shall have the meaning set forth in the Preamble, as the same may be amended, modified or supplemented from time to time.

“Allocation Formula” shall have the meaning set forth in Section 6.02.B hereof.

“Arbitration” shall have the meaning set forth in the Management Agreements.

“Available Funds” shall have the meaning set forth in Section 2.02.A(4) hereof.

“Base Management Fee” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Business Day” shall have the meaning given such term in the Management Agreements.

“Controlling Interest” shall mean (i) if the Person is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such Person (through ownership of such shares or by contract), or (ii) if the Person is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of such Person.

“CY Tenant” shall have the meaning set forth in the Preamble.

“CY53 Lease” shall have the meaning set forth in the Recitals.

“Deal Terms” shall have the meaning set forth in Section 7.19.A hereof.

“Deconsolidation Event” shall have the meaning set forth in Section 6.02 hereof.

“Deductions” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Dispute” shall have the meaning set forth in the Management Agreements.

“Effective Date” shall have the meaning set forth in the Preamble.

“Emergency Funding” shall have the meaning set forth in the Management Agreements.

“Execution Date” shall have the meaning set forth in the Preamble.

“Exit Hotel” shall mean a Portfolio Property designated as a property to be sold, removed and/or franchised during the term of this Agreement in accordance with the terms and conditions of the Exit Hotel Agreement.

“Exit Hotel Agreement” shall mean that certain Amended and Restated Exit Hotel Agreement, dated as of the Execution Date but to be effective as of the Effective Date, by and among the Landlords, the Tenants, Marriott and the Managers, as the same may be amended, modified or supplemented from time to time.

“Exit Hotel Removal” shall mean a sale, removal and/or franchise conversion (or deemed sale, if applicable) of an Exit Hotel pursuant to the Exit Hotel Agreement.

“Expert” shall have the meaning set forth in the Management Agreements.

“First Incentive Management Fee” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Fiscal Year” shall have the meaning, for each Portfolio Property, given such term in the Management Agreement for such Portfolio Property.

“GAAP” shall mean generally accepted accounting principles consistently applied.

“Gross Revenues” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Ground Lease Rent” shall have the meaning, for each Portfolio Property, given such term in the Management Agreement for such Portfolio Property.

“HPTCY Landlord” shall have the meaning set forth in the Recitals.

“HPTMI Landlord” shall have the meaning set forth in the Recitals.

“Kauai Landlord” shall have the meaning set forth in the Recitals.

“Kauai Lease” shall have the meaning set forth in the Recitals.

“Landlord” or “Landlords” shall mean the HPTMI Landlord, HPTCY Landlord, SVC and/or Kauai Landlord, as applicable.

“Landlord Deconsolidation Event” shall have the meaning set forth in Section 6.02 hereof.

“Lease” or “Leases” shall have the meaning set forth in the Recitals.

“Legal Requirements” shall have the meaning set forth in the Management Agreements.

“Management Agreement” and “Management Agreements” shall have the meanings set forth in the Recitals, but shall include only the Management Agreements for the Portfolio Properties.

“Manager” and “Managers” shall have the meaning set forth in the Preamble.

“Manager Deconsolidation Event” shall have the meaning set forth in Section 6.02 hereof.

“Manager Default” shall have the meaning set forth in the Management Agreements.

“Manager Event of Default” shall have the meaning set forth in the Management Agreements.

“Manager Funding Termination Event” shall have the meaning set forth in the Management Agreements.

“Marriott” shall have the meaning set forth in the Preamble.

“Marriott Guaranty” shall have the meaning set forth in the Recitals.

“Marriott Guaranty Advance” shall mean an advance under the Marriott Guaranty allocated to pay a portion of Aggregate Tenants’ Priority (as more particularly set forth in the Marriott Guaranty and subject to any applicable cap stated therein).

“Marriott Guaranty Term” shall have the meaning given the defined term “Guaranty Term” in the Marriott Guaranty.

“Marriott Guaranty Termination Event” means the expiration of the Marriott Guaranty Term or the termination of Marriott’s obligation to advance funds under the Marriott Guaranty for any reason pursuant to the terms of the Marriott Guaranty.

“MRP Tenant” shall have the meaning set forth in the Preamble.

“Officer’s Certificate” shall mean a certificate executed by a vice president of each Manager which certifies that with respect to the Aggregate Annual Operating Statement delivered under Section 3.02.A hereof and the annual accounting delivered under Section 3.02.B hereof, that the accompanying statement or accounting has been properly prepared in accordance with GAAP and fairly presents the financial operations of the Portfolio Properties.

“Operating Profit” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Owner Agreement” shall have the meaning set forth in the Management Agreements.

“Person” shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or entity where the context so admits.

“Pooled Reserve” shall have the meaning set forth in Section 5.02 hereof.

“Pooled Working Capital” shall have the meaning set forth in Section 5.01.A hereof.

“Portfolio Accounting Period” shall have the same meaning as the definition of “Accounting Period” as set forth in the Management Agreements applicable to the Portfolio Properties. Marriott shall have the right to make changes to the Portfolio Accounting Periods in the future, and appropriate corresponding adjustments to this Agreement’s reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall in any way reduce or in any material respect delay the distribution of Aggregate Operating Profit or other payments due hereunder.

“Portfolio Agreements” shall mean all of the agreements, effective as of the Effective Date, by and among Marriott, the Landlords, the Managers and the Tenants, as applicable, pertaining to the operation of the Portfolio Properties, including without limitation, this Agreement, the Owner Agreements, the Exit Hotel Agreement and the Management Agreements.

“Portfolio Fiscal Year” shall have the same meaning as the definition of “Fiscal Year” as set forth in the Management Agreements applicable to the Portfolio Properties; provided, however, if the “Fiscal Year” as set forth in the Management Agreements applicable to the Portfolio Properties changes, no such change or adjustment, as such change is implemented in this Agreement, shall in any way reduce or in any material respect delay the distribution of Aggregate Operating Profit or other payments due hereunder.

“Portfolio Property” and “Portfolio Properties” shall have the meanings set forth in the Recitals.

“Post-Guaranty Termination Threshold” shall mean, for any given period after the occurrence of a Marriott Guaranty Termination Event, an amount equal to eighty percent (80%) of Aggregate Tenants’ Priority.

“Prior Pooling Agreement” shall have the meaning set forth in the Recitals.

“Property” and “Properties” shall have the meanings set forth in the Recitals.

“Prorated Portions” shall have the meaning set forth in Section 3.01 hereof.

“Reimbursable Advances” shall mean the amounts paid or payable in respect of Section 2.02.A(4) hereof.

“Renovation-Related Agreements” shall have the meaning set forth in the Management Agreements.

“Renovations” shall mean the renovation and improvement work relating to certain Portfolio Properties pursuant to the Renovation-Related Agreements.

“Reserve(s)” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Rules” shall have the meaning set forth in the Management Agreements.

“Second Incentive Management Fee” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Security Deposit” shall mean the security deposit in the aggregate original amount of Sixty-Four Million Seven Hundred Thousand Dollars ($64,700,000), held by the Tenants pursuant to the terms of the Security Deposit Agreement.

“Security Deposit Advances” shall mean advances made pursuant to the terms of the Security Deposit Agreement.

“Security Deposit Agreement” shall mean that certain Amended and Restated Security Deposit Agreement, dated as of the Execution Date but to be effective as of the Effective Date, among Marriott, the Managers and the Tenants, as the same may be amended, modified or supplemented from time to time.

“Security Deposit Replenishment” shall mean the amounts paid or payable in respect of Section 2.02.A(7) hereof to the replenishment of the Security Deposit to the original amount of Sixty-Four Million Seven Hundred Thousand Dollars ($64,700,000), as such amount may be adjusted from time to time pursuant to the Security Deposit Agreement.

“Sum Due Marriott” shall have the meaning set forth in Section 2.02.A(4) hereof.

“Sum Due Tenants” shall have the meaning set forth in Section 2.02.A(4) hereof.

“SVC” shall mean Service Properties Trust (formerly Hospitality Properties Trust), a Maryland real estate investment trust.

“SVC Guaranty” shall mean that certain Amended and Restated Guaranty Agreement, dated as of the Execution Date but to become effective as of the Effective Date, as the same may be amended, modified or supplemented from time to time, pursuant to which SVC has agreed to guarantee to Marriott and the Managers (subject to the terms, conditions and limitations set forth therein) the obligations of the Landlords and the Tenants under the Portfolio Agreements as set forth therein.

“System Fee” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“T-234 Lease” shall have the meaning set forth in the Recitals.

“Tenant” and “Tenants” shall have the meanings given such terms in the Preamble.

“Tenant Advances” shall mean all Tenant Working Capital Advances and Tenant Aggregate Operating Loss Advances made by the Tenants from time to time.

“Tenant Aggregate Operating Loss Advance” shall have the meaning set forth in Section 3.03 hereof.

“Tenant Deconsolidation Event” shall have the meaning set forth in Section 6.02 hereof.

“Tenant Default” shall have the meaning set forth in the Management Agreements.

“Tenant Working Capital Advances” shall have the meaning set forth in Section 5.01.B hereof.

“Tenant’s Priority” shall have the meaning, for each Property, given such term in the Management Agreement for such Property.

“Tenants’ Termination Threshold” shall mean, for any given period prior to the occurrence of a Marriott Guaranty Termination Event, an amount equal to eighty-five percent (85%) of Aggregate Tenants’ Priority.

“Working Capital” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

ARTICLE II

COMPENSATION OF MANAGERS; PRIORITIES FOR

DISTRIBUTION OF AGGREGATE OPERATING PROFIT

2.01          System, Base and Incentive Management Fees. In lieu of the System Fee, the Base Management Fee, the First Incentive Management Fee, and the Second Incentive Management Fee to be paid pursuant to Section 3.01 of each Management Agreement, the Managers of the Portfolio Properties and the Tenants agree that such Managers shall be paid, collectively, the following management fees:

A.                The Aggregate System Fee; plus

B.                 The Aggregate Base Management Fee; plus

C.                 The Aggregate First Incentive Management Fee; plus

D.                The Aggregate Second Incentive Management Fee.

The Aggregate Management Fees shall be allocated among the Managers as the Managers shall determine in their sole discretion, and the Tenants shall have no responsibility or liability in connection with any such allocation as determined by the Managers or the distribution thereof among the Managers. If in any Portfolio Fiscal Year the amount of Aggregate Operating Profit is insufficient, after distributions higher in the priority of payments set forth in Section 2.02.A hereof, to pay the full amount of the Aggregate Base Management Fee, Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee due for such Portfolio Fiscal Year, the amount paid shall be allocated among the Managers as the Managers shall determine in their sole discretion, and (i) any portion of the Aggregate Base Management Fee left unpaid shall accrue and be payable in subsequent Portfolio Fiscal Years and (ii) any portion of the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee for such Portfolio Fiscal Year left unpaid shall be deemed waived and shall not accrue or be payable in any subsequent Portfolio Fiscal Year and in no event shall the Tenants be liable for the payment of any unpaid portion of the Aggregate First Incentive Management Fee or the Aggregate Second Incentive Management Fee to Managers. Upon the termination of this Agreement and following the completion of the final accounting provided for in Section 11.11.A of the Management Agreements and distributions provided thereunder, all accrued but unpaid Aggregate Management Fees (including, without limitation, any accrued Base Management Fees) shall be deemed waived, and in no event shall the Tenants be liable for the payment of any unpaid portion of such Aggregate Management Fees to the Managers.

2.02          Priorities for Distribution of Aggregate Operating Profit.

A.             Aggregate Operating Profit shall be distributed, to the extent available, in the following order of priority (which distributions Marriott and the Managers are irrevocably authorized to pay):

1.                  First, to the Tenants, in an amount equal to Aggregate Tenants’ Priority.

2.                  Second, to the Tenants, in an amount equal to the aggregate amount of the Ground Lease Rent due pursuant to the ground leases (if any) to which the Portfolio Properties are subject (the “Aggregate Ground Lease Rent”).

3.                  Third, to the Managers, in an amount equal to the Aggregate Base Management Fee.

4.                  Fourth, pari passu, to (a) the Tenants, in an amount necessary to reimburse the Tenants for all Tenant Advances made by the Tenants which have not yet been repaid by distributions pursuant to this Section 2.02.A(4), and (b) to Marriott, in an amount necessary to reimburse Marriott, Managers and/or any Affiliate for all Additional Marriott Advances and all Additional Manager Advances made by Marriott, Managers or any Affiliate from time to time which have not yet been repaid by distributions pursuant to this Section 2.02.A(4). If at any time the amounts available for distribution to the Tenants and Marriott and/or any Affiliate pursuant to this Section 2.02.A(4) (“Available Funds”) are insufficient (i) to repay to the Tenants all outstanding Tenant Advances (the “Sum Due Tenants”), and (ii) to repay to Marriott, Managers and/or any Affiliate all outstanding Additional Marriott Advances and Additional Manager Advances (the “Sum Due Marriott”), then (X) the Tenants shall be paid from the Available Funds the amount obtained by multiplying a number equal to the amount of the Available Funds by a fraction, the numerator of which is the Sum Due Tenants and the denominator of which is a number equal to the sum of the Sum Due Tenants plus the Sum Due Marriott, and (Y) Marriott shall be paid from the Available Funds the amount obtained by multiplying a number equal to the amount of the Available Funds by a fraction, the numerator of which is the Sum Due Marriott and the denominator of which is a number equal to the sum of the Sum Due Tenants plus the Sum Due Marriott.

5.                  Fifth, to the Managers, in an amount equal to any accrued but unpaid Aggregate Base Management Fees.

6.                  Sixth, to the Managers, in an amount equal to the Aggregate First Incentive Management Fee.

7.                  Seventh, to the Tenants, in an amount up to sixty percent (60%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Sections 2.02.A(1) through (6) hereof necessary for the Security Deposit Replenishment.

8.                  Eighth, to the Managers, in an amount equal to the Aggregate Second Incentive Management Fee.

9.                  Finally, to the Tenants, the balance, if any.

B.                 For any Portfolio Accounting Period, and subject to the terms hereof, the Tenants shall receive Aggregate Tenants’ Priority in accordance with the terms hereof, subject, however, to the following provisions of this Section 2.02.B. If the Aggregate Operating Profit for the applicable Portfolio Accounting Period, as determined by Marriott and the Managers, is less than Aggregate Tenants’ Priority with respect to such Portfolio Accounting Period (an “Aggregate Tenants’ Priority Shortfall”), then such Aggregate Tenants’ Priority Shortfall shall first be funded by Security Deposit Advances, and if the Security Deposit is depleted or otherwise insufficient to fund such Aggregate Tenants’ Priority Shortfall, then the amount of the Aggregate Tenants’ Priority Shortfall required to satisfy the Tenants’ Termination Threshold shall be funded by Marriott Guaranty Advances, subject to and in accordance with the terms of the Marriott Guaranty, for so long as the Marriott Guaranty is in effect, and any such amounts funded in excess of the Tenants’ Termination Threshold shall be deemed to have been funded by Marriott as an Additional Marriott Advance and/or Manager as an Additional Manager Advance (as applicable) and not as a Marriott Guaranty Advance. Any amount of the Aggregate Tenants’ Priority Shortfall not funded from the Security Deposit or by Marriott or its Affiliates shall accrue and be paid as provided in Section 3.01 hereof. If a Marriott Guaranty Termination Event has occurred, then Marriott and/or its Affiliates may, without any obligation and in its or their sole and absolute discretion, fund up to the Post-Guaranty Termination Threshold, and any such amounts funded by Marriott and/or its Affiliates following such Marriott Guaranty Termination Event shall be deemed Additional Marriott Advances and/or Additional Manager Advances (as applicable). If (a) no Marriott Guaranty Termination Event has occurred, and Marriott has not funded up to the Tenants’ Termination Threshold under the Marriott Guaranty as provided herein for the applicable Portfolio Fiscal Year on a cumulative basis within ten (10) days of receiving written request from the Tenants or (b) a Manager Funding Termination Event has occurred, then the Tenants shall have the right to effect a termination of this Agreement and all (but not less than all) of the Management Agreements by written notice to Marriott, which termination shall be effective as of the effective date which is set forth in said notice; provided that said effective date shall be at least sixty (60) days (or such longer period required by applicable Legal Requirements concerning the termination of Portfolio Property employees) after the date of such notice. If the termination is pursuant to clause (a) of this Section 2.02.B, then such termination (i) shall be in accordance with the provisions of Section 11.11 of each Management Agreement, (ii) shall constitute a Manager Default under each Management Agreement, and (iii) shall entitle the Tenants to all rights and remedies available to them with respect to Manager Defaults as provided for in Article IX of each Management Agreement. If the termination is due to a Manager Funding Termination Event, then such termination shall not constitute a Manager Default or Manager Event of Default under any of the Management Agreements and shall be in accordance with the provisions of Section 11.11 of each Management Agreement.

C.                 The parties acknowledge that, as of the Effective Date, the balance of the Security Deposit is estimated to be $33,638,180 (subject to reconciliation). During the term of this Agreement, the Tenants shall not make any payment from the Security Deposit, or otherwise reduce the balance of the Security Deposit, except in connection with a Security Deposit Advance made pursuant to Section 2.02.B hereof or otherwise as permitted by the Security Deposit Agreement.

D.                Notwithstanding the provisions of Section 2.02.A(2) hereof, the parties hereby acknowledge and agree that none of Manager, Marriott or any of their respective Affiliates are obligated to pay and in no event shall be liable in any way whatsoever (i) for any payment of, or failure to pay, the Aggregate Ground Lease Rent to the lessor(s) under any such ground leases; and/or (ii) if there is insufficient Aggregate Operating Profit to cover the full amount of such Aggregate Ground Lease Rent.

E.                 Notwithstanding any provision to the contrary contained in this Agreement, (i) all distributions and other amounts payable to the Tenants hereunder shall be distributed or paid by Marriott and/or Managers to MRP Tenant for the benefit of both Tenants and such amounts shall be allocated between the Tenants as the Tenants determine in their sole discretion, and Marriott, Managers and their Affiliates shall have no responsibility or liability in connection with any such allocation or the distribution thereof between the Tenants and (ii) all Aggregate Accounting Period Statements and other reports, statements and officer’s certificates shall be delivered to MRP Tenant for the benefit of both Tenants.

ARTICLE III

ACCOUNTING; INTERIM DISTRIBUTIONS; ANNUAL ADJUSTMENTS

3.01          Portfolio Accounting Periods; Statements; Distributions. Within twenty (20) days after the close of each Portfolio Accounting Period, Marriott shall deliver an interim accounting (the “Aggregate Accounting Period Statement”) to the Tenants showing Aggregate Gross Revenues, Aggregate Deductions, Aggregate Operating Profit, and applications and distributions thereof for such Portfolio Accounting Period. Notwithstanding the order of distribution of Aggregate Operating Profit set forth in Section 2.02.A hereof, for each Portfolio Accounting Period, Marriott shall, with each such accounting, transfer to the Tenants any interim amounts due the Tenants hereunder, transfer to the Managers any interim amounts due the Managers, and retain any interim amounts due to Marriott under Section 2.02.A hereof. In addition, each applicable Manager shall provide each applicable Tenant with interim accountings pursuant to the applicable Management Agreement on an Accounting Period basis for each Portfolio Property that it manages for such Tenant as if the applicable Portfolio Property were not a participant in this Agreement. If the portion of Aggregate Operating Profit to be distributed to the Tenants pursuant to Sections 2.02.A(1), (2), (4) or (7) hereof is insufficient to pay each of such interim amounts then due in full following the end of any Portfolio Accounting Period, then any such interim amounts left unpaid shall be paid from and to the extent of Aggregate Operating Profit available therefor at the time distributions are made for following successive Portfolio Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such Aggregate Operating Profit in the same order of priority as other payments made on account of such items following such Portfolio Accounting Periods. If the portion of Aggregate Operating Profit to be distributed to Marriott or the Managers pursuant to Section 2.02.A(3), (4), (5), (6) or (8) hereof is insufficient to pay each of such interim amounts then due in full following the end of any Portfolio Accounting Period, then, any such interim amounts left unpaid shall be paid from and to the extent of Aggregate Operating Profit available therefor at the time distributions are made following successive Portfolio Accounting Periods until such interim amounts are paid in full, and such payments shall be made from such Aggregate Operating Profit in the same order of priority as other payments made on account of such items following such Portfolio Accounting Periods. The portion of Aggregate Operating Profit to be distributed as interim distributions to the Tenants as Aggregate Tenants’ Priority, as Aggregate Ground Lease Rent and as Security Deposit Replenishment pursuant to Section 2.02.A hereof for the then-current Portfolio Fiscal Year, as well as the portion of Aggregate Operating Profit to be distributed to the Managers as their Aggregate Base Management Fee, Aggregate First Incentive Management Fee and Aggregate Second Incentive Management Fee pursuant to Section 2.02.A hereof shall be determined by applying in each instance a cumulative prorated amount to such Aggregate Tenants’ Priority, Aggregate Ground Lease Rent, Aggregate Base Management Fee, Aggregate First Incentive Management Fee, Security Deposit Replenishment and Aggregate Second Incentive Management Fee (calculated on a year-to-date basis, with the prorated amount being one-twelfth (1/12) of the total amount for each of such items for each Portfolio Accounting Period of each Portfolio Fiscal Year) to the year-to-date cumulative Aggregate Operating Profit (all such portions being hereinafter collectively referred to as the “Prorated Portions”). In each Portfolio Accounting Period after the first Portfolio Accounting Period of a Portfolio Fiscal Year, inclusive, the Prorated Portions shall be adjusted to reflect distributions, in each instance, to the Tenants and the Managers and retention by Marriott of Aggregate Operating Profit with respect to such Prorated Portions for prior Portfolio Accounting Periods during the then-current Portfolio Fiscal Year. All distributions shall be made in the order of priority as set forth in Section 2.02.A hereof.

3.02          Annual Accounting Statements and Cash Adjustments.

A.                Calculations and payments of the Aggregate First Incentive Management Fee, the Aggregate Second Incentive Management Fee, Aggregate Tenants’ Priority, Aggregate Ground Lease Rent and distributions of Aggregate Operating Profit made with respect to each Portfolio Accounting Period within a Portfolio Fiscal Year shall be accounted for cumulatively within a Portfolio Fiscal Year, but shall not be cumulative from one Portfolio Fiscal Year to the next. Calculations and payments of Aggregate Base Management Fees, Reimbursable Advances and the Security Deposit Replenishment shall be accounted for cumulatively within a Portfolio Fiscal Year, and shall be cumulative from one Portfolio Fiscal Year to the next. Calculations of Security Deposit Advances and Marriott Guaranty Advances shall be accounted for cumulatively within a Portfolio Fiscal Year. Within sixty (60) days after the end of each Portfolio Fiscal Year, Marriott and the Managers shall deliver to the Tenants a statement (an “Aggregate Annual Operating Statement”) in reasonable detail summarizing the operations of the Portfolio Properties for the immediately preceding Portfolio Fiscal Year, and an Officer’s Certificate certifying that such Aggregate Annual Operating Statement is true and correct. Marriott, the Managers and the Tenants shall, within ten (10) Business Days after the Tenants’ receipt of such Aggregate Annual Operating Statement, make any adjustments, by cash payment, in the amounts paid or retained for such Portfolio Fiscal Year as are needed because of the final figures set forth in such Aggregate Annual Operating Statement. Such final accounting shall be controlling over the interim accountings and shall be final subject to adjustments required as a result of an audit requested by the Landlords or the Tenants pursuant to each Management Agreement. No adjustment shall be made for any Aggregate Operating Loss or Aggregate Operating Profit in a preceding or subsequent Portfolio Fiscal Year. Each Manager shall provide the applicable Tenant with interim and annual statements pursuant to the applicable Management Agreement for each Portfolio Property that it manages as if the applicable Portfolio Property were not a participant in this Agreement.

B.                 In addition, on or before April 30 of each Portfolio Fiscal Year, commencing on April 30, 2021, Marriott and the Managers shall deliver to the Tenants and the Landlords an Officer’s Certificate setting forth the totals of Aggregate Gross Revenue, Aggregate Deductions, the calculation of Aggregate Tenants’ Priority, and Security Deposit Replenishments for the Properties which were Portfolio Properties with respect to which this Agreement was in effect for the preceding Portfolio Fiscal Year, subject to the audit rights of the Tenants as set forth in each Management Agreement. Notwithstanding anything contained in this Agreement to the contrary, Marriott and the Managers shall remain obligated to deliver an Officer’s Certificate as required by Section 3.02.B of the Prior Pooling Agreement on or before April 30, 2020. MRP Tenant shall have the right to audit such Officer’s Certificate in accordance with the Prior Pooling Agreement, and the applicable parties shall make such adjustments with respect thereto as would be required under the Prior Pooling Agreement.

3.03          Aggregate Operating Loss. To the extent there is an Aggregate Operating Loss for any Portfolio Fiscal Year, the Tenants shall have the right, without any obligation and in their sole and absolute discretion, to advance funds required to fund such Aggregate Operating Loss within twenty (20) days after Marriott has delivered written notice thereof to the Tenants. Any Aggregate Operating Loss so funded by the Tenants shall constitute a “Tenant Aggregate Operating Loss Advance.” If the Tenants do not fund such Aggregate Operating Loss in accordance with the terms of this Section 3.03, then Marriott or its Affiliates shall also have the right, within twenty (20) days after such initial twenty (20)-day period, without any obligation and in its or their sole and absolute discretion, to advance funds required to fund such Aggregate Operating Loss, and any such advance shall constitute an Additional Marriott Advance or Additional Manager Advance (as applicable). Any Tenant Aggregate Operating Loss Advances and/or Additional Marriott Advances and/or Additional Manager Advances shall be repaid in accordance with Section 2.02.A(4) hereof.

ARTICLE IV

ACCOUNTS; EXPENDITURES

4.01          Accounts. All funds derived from operation of the Portfolio Properties shall be deposited in one or more bank accounts designated by Marriott, which accounts may be commingled accounts containing other funds owned by or managed by Marriott. The Pooled Reserve shall be held in an interest bearing escrow reserve account in a bank or similar institution designated by Manager and reasonably acceptable to the Tenants and the Landlords, and the Pooled Reserve shall not be commingled with any other funds. Withdrawals from said accounts shall be made solely by representatives of Marriott whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Portfolio Properties.

4.02          Expenditures and Payments.

A.                Marriott, on behalf of and in coordination with the Managers pursuant to their obligations under the Management Agreements, and in each instance subject to the provisions of this Agreement, shall make expenditures, to the extent of the sufficiency of funds available therefor pursuant to this Agreement, for all Aggregate Deductions. The Tenants agree and authorize Marriott to reimburse Marriott or any Affiliate for Emergency Funding from future Reserves of the applicable Portfolio Properties, unless Marriott or any Affiliate, as applicable, elects to treat such Emergency Funding as an Additional Manager Advance or Additional Marriott Advance with respect to the Portfolio Property.

B.                 Each Tenant irrevocably authorizes and directs Marriott to pay and Marriott agrees to pay (or repay, as applicable), from Aggregate Operating Profit, without notice, demand or request therefor, but in each instance subject to the provisions of this Agreement: (i) distributions to the Tenants with respect to Aggregate Tenants’ Priority, (ii) distributions to the Tenants with respect to the Aggregate Ground Lease Rent (if any), (iii) distributions to the Managers with respect to the Aggregate Base Management Fee, (iv) distributions to the Tenants, Marriott and/or the Managers with respect to the Tenant Advances, Additional Marriott Advances and Additional Manager Advances, (v) distributions to the Managers with respect to any accrued, but unpaid Aggregate Base Management Fees, (vi) distributions to the Managers with respect to the Aggregate First Incentive Management Fee, (vii) distributions to the Tenants for Security Deposit Replenishment, (viii) distributions to the Managers with respect to the Aggregate Second Incentive Management Fee, and (ix) distributions to the Tenants of the remaining balance, if any, in each of the foregoing instances set forth in this Section 4.02.B(i) through (ix), at the time interim distributions are made pursuant to Section 3.01 hereof, and to the extent of the sufficiency of, and in the order of distribution of, Aggregate Operating Profit pursuant to Section 2.02.A hereof.

4.03          Classification of Advances Made by Marriott.

A.                Notwithstanding anything herein to the contrary, within sixty (60) days after the end of each Portfolio Fiscal Year, Marriott shall determine whether any Additional Manager Advance, any Additional Marriott Advance or any Marriott Guaranty Advance (pursuant to the terms of the Marriott Guaranty) was made with respect to such Portfolio Fiscal Year, and if Marriott or the Managers has made such an advance with respect to such Portfolio Fiscal Year, then Marriott shall advise the Tenants in writing of the type and amount of such advance, and the balance of the Aggregate Amount Funded shall be deemed increased by the amount of any Marriott Guaranty Advance.

B.                 Notwithstanding anything herein to the contrary, if the Landlords or the Tenants fail timely to fund the cost of the Renovations to the Portfolio Properties in accordance with the terms of the Renovation-Related Agreements, and such failure continues for a period of ten (10) days following receipt of Marriott’s written request for the same to the Landlords and the Tenants, then (i) such failure shall constitute a Marriott Guaranty Termination Event, and (ii) any and all outstanding Marriott Guaranty Advances made prior to the date thereof shall be immediately due and payable by the Landlords and the Tenants (and/or by SVC pursuant to the SVC Guaranty) to Marriott.

ARTICLE V

POOLING OF WORKING CAPITAL AND RESERVES

5.01          Pooling of Working Capital.

A.                The Working Capital applicable to all Portfolio Properties pursuant to the Management Agreements shall be pooled and used by Marriott and the Managers for the purposes set forth in Section 4.02.A hereof pursuant to the Managers’ cash-management policies (the “Pooled Working Capital”). Upon any Manager Deconsolidation Event as to one or more but less than all of the Portfolio Properties, Pooled Working Capital shall be allocated as described in Section 6.02.A hereof; provided, however, that any allocation of Pooled Working Capital following an Exit Hotel Removal shall be made in accordance with the terms of the Exit Hotel Agreement. Upon the expiration or termination of all Management Agreements for all Portfolio Properties, the Tenants shall, except as otherwise provided in the Management Agreements or this Agreement, receive any unused Pooled Working Capital.

B.                 Upon written notice from Marriott, the Tenants shall, within ten (10) Business Days of Marriott’s request, advance funds necessary to maintain Pooled Working Capital at a level determined by Marriott to be reasonably necessary to satisfy the needs of the Portfolio Properties as their operation may from time to time require (such additional funds, the “Additional Pooled Working Capital”). Any such request by Marriott shall be accompanied by a reasonably detailed explanation of the reasons for this request. All funds so advanced shall be added to Pooled Working Capital. All advances made by the Tenants pursuant to this Section 5.01.B shall constitute “Tenant Working Capital Advances.” Tenant Working Capital Advances shall be repaid in accordance with Section 2.02.A(4) hereof. If the Tenants fail to timely fund such Additional Pooled Working Capital within ten (10) Business Days after Marriott’s request for the same, then, without affecting the Managers’ rights and remedies under the Management Agreements, Marriott or its Affiliates shall have the right, without any obligation and in its or their sole and absolute discretion, to advance such Additional Pooled Working Capital within ten (10) Business Days after such initial ten (10)-Business Day period, and any such advances shall constitute Additional Marriott Advances or Additional Manager Advances, which shall be repaid as provided in Section 2.02.A(4) hereof. If the Tenants do not elect to advance funds as contemplated in this Section 5.01.B, then the Managers shall have the rights set forth in Section 9.07.A of each Management Agreement.

5.02          Pooling of Reserves.

A.                All deposits required to be made to the Reserves pursuant to the Management Agreements with respect to the Portfolio Properties shall instead be pooled into one account to be used for the purposes set forth in the Management Agreements and the Renovation-Related Agreements for the Portfolio Properties on a pooled basis (the “Pooled Reserve”). Subject to the terms of the Renovation-Related Agreements, the funds in the Pooled Reserve shall be available for all Portfolio Properties regardless of the amount of funds that would otherwise be held in a Reserve for a particular Portfolio Property if the Reserves were separately maintained. Upon any Manager Deconsolidation Event as to one or more but less than all of the Portfolio Properties, the Pooled Reserve shall be allocated as described in Section 6.02.A hereof; provided, however, that any allocation of the Pooled Reserves following an Exit Hotel Removal shall be made in accordance with the terms of the Exit Hotel Agreement. Upon the expiration or termination of all Management Agreements for all Portfolio Properties, Marriott and the Managers shall, except as otherwise provided in the Management Agreements or this Agreement, release and transfer to the applicable Landlords or (if directed by a Landlord) to the applicable Tenants the remaining Pooled Reserve funds after payment of all expenses that are to be paid out of the Reserves pursuant to the Management Agreements relating to periods prior to such expiration or termination.

B.                 For the avoidance of doubt, the parties acknowledge and agree that the Landlords and the Tenants have an obligation to provide the additional funds for Reserves required in accordance with Section 5.07 of the Management Agreements and that each Manager shall have the remedies afforded to it under the terms of the Management Agreements for the failure or refusal by the Landlords or the Tenants to provide such additional funds.

ARTICLE VI

REMOVAL OF PROPERTIES AS PORTFOLIO PROPERTIES

6.01          Intentionally Deleted.

6.02          Removal of Properties as Portfolio Properties. Each of the following shall be, with respect to any Portfolio Property, and subject to the immediately succeeding paragraph, a “Deconsolidation Event”: (i) if any Portfolio Property (other than with respect to an Exit Hotel Removal) ceases to be owned by the applicable Landlord as of the date hereof, or any Affiliate thereof or of SVC, which for the purposes hereof, shall include a transfer of a Controlling Interest in such Landlord if following such transfer, such Landlord is not owned or controlled by SVC or an Affiliate of SVC (a “Landlord Deconsolidation Event”); (ii) if any Portfolio Property (other than with respect to an Exit Hotel Removal) ceases to be leased by the applicable Tenant, or any Affiliate thereof or of SVC, which for the purposes hereof, shall include a transfer of a Controlling Interest in such Tenant other than to SVC or an Affiliate of SVC (a “Tenant Deconsolidation Event”); or (iii) if the applicable Management Agreement is terminated with respect to such Portfolio Property (other than with respect to an Exit Hotel Removal), and such termination does not otherwise result in the execution of a new management agreement having the same terms as the terms of the applicable Management Agreement with SVC or an Affiliate of SVC (a “Manager Deconsolidation Event”). Except as expressly set forth herein, no provision of this Agreement shall be construed as modifying the terms of any Lease, Management Agreement or Owner Agreement with respect to transfer of any interest of any part therein.

Notwithstanding the foregoing, or anything to the contrary contained herein or in any other Portfolio Agreement, except with respect to a total condemnation of any Portfolio Property, (1) no Landlord Deconsolidation Event shall or can occur prior to the expiration or earlier termination of this Agreement; (2) no Tenant Deconsolidation Event shall or can occur prior to the completion of the Renovations pursuant to the Renovation-Related Agreements; and (3) following the completion of the Renovations pursuant to the Renovation-Related Agreements, the Tenants may consummate a Tenant Deconsolidation Event with respect to all (but not less than all) of the Portfolio Properties subject to this Agreement at the time of such Tenant Deconsolidation Event, at no cost to Marriott or the Managers, provided that (a) the applicable Landlord or an Affiliate thereof or SVC shall continue to own the Portfolio Properties, (b) the permitted purchaser must meet and comply with the requirements of Section 10.02 of the Management Agreements and those set forth in the applicable Lease, and (c) such Landlord, the applicable Tenant and the permitted purchaser shall execute and deliver such documents as Marriott and the Managers may reasonably require, including any documents required under the applicable Owner Agreement, to reflect such assignment or transfer and the continued applicability of the Portfolio Agreements with respect to the Portfolio Properties.

A.                From and after the date of a Manager Deconsolidation Event with respect to any particular Portfolio Property, such Property shall no longer be treated as a Portfolio Property pursuant to this Agreement. If the Manager Deconsolidation Event occurs on a day other than the last day of a Portfolio Accounting Period, the parties shall exclude such prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to such Property for the period following the Manager Deconsolidation Event, as are appropriate in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the Portfolio Accounting Period in which the Manager Deconsolidation Event occurred. Additionally, the parties shall make such prorations, adjustments, allocations, and changes pursuant to the Allocation Formula set forth in Section 6.02.B hereof to reflect the removal of such Property from being subject to this Agreement and the applicable Management Agreement. Additionally, in the case of a Manager Deconsolidation Event, the applicable Tenant and the applicable Manager, both acting reasonably, shall determine the portion of (1) the Pooled Working Capital allocable to the Property being removed from this Agreement and the amount of the Pooled Working Capital so allocated shall be remitted to the parties entitled to the same pursuant to the applicable Management Agreement, the applicable Owner Agreement and this Agreement, and (2) the Pooled Reserve allocable to the Property being removed from this Agreement and the amount of the Pooled Reserve so allocated shall, after payment of all amounts properly payable therefrom pursuant to the applicable Management Agreement and this Agreement: (i) be made available to the applicable Tenant to allow such Tenant to fulfill its obligations under the applicable Lease, if the Property which is the subject of such Manager Deconsolidation Event shall remain subject to the such Lease, and (ii) otherwise, be delivered to the applicable Landlord. In determining the portion of the Pooled Reserve allocable to such Property, the parties shall take into account whether and when such Property and the Portfolio Properties have each undergone a substantial soft-goods or case-goods replacement.

B.                 The “Allocation Formula” shall be to multiply the amount in question by a fraction, the numerator of which is the Operating Profit for the Property with respect to which a Manager Deconsolidation Event has occurred for the preceding twelve (12) full Portfolio Accounting Periods, and the denominator of which is the Aggregate Operating Profit for all Portfolio Properties for the same period.

C.                 From and after the date of a Tenant Deconsolidation Event as permitted hereinabove (that is not also a Manager Deconsolidation Event) with respect to the Portfolio Properties, such Portfolio Properties shall continue to be subject to the terms, conditions and provisions of this Agreement and of the other Portfolio Agreements. In connection with any permitted Tenant Deconsolidation Event, the applicable Landlord, the applicable Tenant and the permitted successor to such Tenant shall execute and deliver such documents as Marriott and the Managers may reasonably require to confirm and reflect such Tenant Deconsolidation Event and the continued applicability of this Agreement and the other Portfolio Agreements with respect to the Portfolio Properties.

D.                Notwithstanding the provisions of this Section 6.02 to the contrary, in the event of a Manager Deconsolidation Event with respect to any particular Portfolio Property, the amounts of any outstanding Additional Marriott Advances, any outstanding Additional Manager Advances and any outstanding Tenant Advances shall not be adjusted upon the removal of such Property and shall remain subject to reimbursement to Marriott, Managers and/or Tenants pursuant to this Agreement; provided, however, that if the Manager Deconsolidation Event with respect to such Portfolio Property was caused by a Tenant Default, then, notwithstanding the foregoing, there shall be a reduction to the amount of any outstanding Tenant Advances to reflect an allocation of a portion of such Tenant Advances to such Property upon the removal of such Property from this Agreement (which allocation shall be determined based on the Allocation Formula) and (i) the amount of such allocation shall reduce the amount of the outstanding Tenant Advances for the remaining Portfolio Properties as of the date of the Manager Deconsolidation Event and (ii) following the Manager Deconsolidation Event, Tenants shall not have any right to reimbursement for the amount of any Tenant Advances so allocated to the Property being removed from this Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01          Notices. Subject to the provisions of this Section 7.01, notices and other communications under this Agreement must be (i) in writing; (ii) delivered by hand against receipt, by certified or registered mail, postage prepaid, return receipt requested or by a nationally recognized overnight delivery service; and (iii) addressed as provided below or at any other address designated in writing by the party receiving the notice. Any notice will be deemed received when delivery is received or refused at the address provided below or at the other address designated in writing.

To the Tenants:	HPT TRS MRP, Inc. HPT CY TRS, Inc. c/o Service Properties Trust Two Newton Place 255 Washington Street Newton, Massachusetts 02458 Attn: President Phone: (617) 964-8389

To Marriott: (and/or to a Manager, addressed to such Manager in care of Marriott)	Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 Attn: Law Department 52/923 – Hotel Operations Phone: (301) 380-9555

with a copy to:	Marriott International, Inc. 10400 Fernwood Road Bethesda, Maryland 20817 Attn: Department 51/911 – Lodging Financial Analysis Phone: (301) 380-7301

Notwithstanding the foregoing, Marriott may provide the Tenants and the Landlords with electronic delivery of the reports required under this Agreement. Marriott, the Tenants and the Landlords will reasonably cooperate with one another to adapt to new technologies that may be available for the transmission of such reports.

7.02          Applicable Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland, without regard to its “choice of law” rules.

7.03          Dispute Resolution; Arbitration and Expert Resolution. Disputes under this Agreement shall be resolved by Arbitration in accordance with the procedures set forth in Section 11.23.A of the Management Agreements, unless the underlying dispute is one which, if arising under the Management Agreements would be resolved by referral to an Expert, in which event, the Dispute shall be resolved in accordance with the procedures set forth in Section 11.23.B of the applicable Management Agreement(s).

7.04          Waiver of Jury Trial. In the event there occurs a Dispute, or an aspect of a Dispute, which under the Rules cannot be resolved by Arbitration, but must be referred to a court for determination, each Tenant, Marriott and Manager hereby absolutely, irrevocably and unconditionally waives trial by jury in connection with any litigation, action, suit or proceeding relating to the resolution of such Dispute.

7.05          Binding Effect. The rights, powers, privileges, and discretions (hereinafter referred to as the “rights”) to which the parties may be entitled hereunder shall inure to the benefit of each of their respective successors and permitted assigns. All the rights of the parties herein are cumulative and not alternative and may be enforced successively or concurrently. Failure of any party to exercise any of its rights shall not be deemed a waiver thereof, and no waiver of any of a party’s rights shall be deemed to apply to any other rights. The terms, covenants, and conditions of or imposed upon each party herein shall be binding upon the successors and assigns of such party.

7.06          Severability. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included herein.

7.07          Grammar. When used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

7.08          Time of the Essence. Time is of the essence in the performance of the obligations and undertakings of the parties hereto.

7.09          Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Agreement nor in any way affect this Agreement.

7.10          Remedies. No remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.11          Due Authorization. Each party hereto represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by the representing party, and constitutes the binding and enforceable obligation of such party subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

7.12          Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or via email in electronic or portable document format (.pdf) signature pages), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.13          Entire Agreement. Subject to Section 7.19, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede and take the place of all prior agreements and understandings, both written and oral, among the parties hereto relating to the subject matter hereof including, without limitation, the Prior Pooling Agreement.

7.14          GAAP. All calculations made pursuant to this Agreement shall, except to the extent expressly provided to the contrary herein, be made in accordance with GAAP, consistently applied.

7.15          Tenants’ Obligations Under the Leases. Nothing contained herein shall limit the Tenants’ obligations under the Leases. It is acknowledged by the parties hereto that this Agreement is not intended to, and shall not, interfere with or restrict a Landlord’s rights under any Lease.

7.16          Termination of Tenants’ Liability. Upon expiration of the entire term of each Management Agreement, and following the completion of the final accounting provided for in Section 11.11.A of each Management Agreement and the distributions provided for therein, and provided that such expiration did not result from a default by any Tenant under any Management Agreement, Tenants shall have no further liability for repayment of Additional Marriott Advances made pursuant to this Agreement.

7.17          Default. It shall be a default by any party hereto if such party fails to perform any obligation hereunder within eight (8) Business Days after receipt of written notice from a non-defaulting party demanding such cure, or, if such default is susceptible of cure, but such cure cannot be accomplished within said eight (8) Business Day period of time, if the defaulting party fails to commence the cure of such default within such eight (8) Business Day period of such notice or thereafter fails to diligently pursue such cure to completion.

7.18          NONLIABILITY OF OFFICERS, ETC. NO TRUSTEE, OFFICER, SHAREHOLDER OR AGENT OF MARRIOTT, ANY MANAGER OR ANY TENANT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, MARRIOTT, ANY MANAGER OR ANY TENANT. ALL PERSONS DEALING WITH MARRIOTT, ANY MANAGER OR ANY TENANT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF MARRIOTT, THE APPLICABLE MANAGER OR THE APPLICABLE TENANT, AS THE CASE MAY BE, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION HEREUNDER.

7.19          Single Agreement; Integration.

A.                It is expressly acknowledged and agreed by each of Marriott, the Managers, the Landlords and the Tenants that the underlying terms and conditions of this Agreement, the Marriott Guaranty, the Management Agreements and each and every other document and agreement entered into in connection herewith or therewith and/or contemplated hereby or thereby (collectively, the “Deal Terms”) have been negotiated by the parties as a single integrated transaction. The fact that there exists separate Management Agreements for the different hotel brands is merely a matter of convenience to Marriott and the Managers to reflect their existing internal corporate organization. The purpose of this Agreement and the intent of the parties hereto is that the Portfolio Properties at all times constitute a single pool and portfolio and the Deal Terms have been established with that purpose. The aggregation and integration of the Portfolio Properties into a single pool and portfolio is a material inducement to the Landlords and the Tenants to agree to the Deal Terms and an underlying principle of the Deal Terms.

B.                 The Managers acknowledge and agree that a fundamental and material purpose of this Agreement is to integrate the Portfolio Properties and Deal Terms as one and to invalidate the right of any Manager to reject any Management Agreement or this Agreement as to a particular Portfolio Property (and not to all Portfolio Properties) in the event of a bankruptcy of such Manager. Accordingly, each Manager hereby waives, to the maximum extent permitted by law, any right to terminate this Agreement or reject any of the Deal Terms, whether pursuant to the Title 11 of the U.S. Code or any other similar insolvency or state bankruptcy laws.

7.20          No Rights of Third Parties. This Agreement does not give any rights or benefits to any Person that is not a party to this Agreement, except as provided in this Agreement. To the extent that any Affiliate of a Manager or a Tenant is expressly identified as having particular rights or benefits under this Agreement, such Person is entitled to enforce those rights and enjoy those benefits in accordance with this Agreement.

7.21          Prior Pooling Agreement. For the avoidance of doubt, the Prior Pooling Agreement shall continue to govern the rights and obligations of the parties with respect to periods prior to the Effective Date, and this Agreement shall govern the rights and obligations of the parties with respect to periods from and after the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

MARRIOTT:

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

MANAGERS:

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

RESIDENCE INN BY MARRIOTT, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

COURTYARD MANAGEMENT CORPORATION

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

SPRINGHILL SMC, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

TOWNEPLACE MANAGEMENT, LLC

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

[Signature Page to Amended and Restated Pooling Agreement]

ESSEX HOUSE CONDOMINIUM CORPORATION

By:	/s/ Julie Bowen	(SEAL)
Name:	Julie Bowen
Title:	Authorized Signatory

[Signature Page to Amended and Restated Pooling Agreement]

TENANTS:

HPT TRS MRP, INC.

By:	/s/ John G. Murray	(SEAL)
Name:	John G. Murray
Title:	President

HPT CY TRS, INC.

By:	/s/ John G. Murray	(SEAL)
Name:	John G. Murray
Title:	President

[Signature Page to Amended and Restated Pooling Agreement]

EXHIBIT A

PROPERTIES

	Unit Number	Property Name
1	39-7R8	Kauai Marriott Hotel and Resort
2	19-2KC	SpringHill Suites Seattle Renton
3	19-2KD	SpringHill Suites Nashville Airport
4	31-1JP	Courtyard Oakland Emeryville
5	31-1MD	Courtyard Houston Hobby
6	31-1NF	Courtyard Dallas Richardson
7	31-1Q1	Courtyard Phoenix Tempe
8	31-1Q2	Courtyard Ft. Worth Fossil Creek
9	31-1Q3	Courtyard Pleasant Hill
10	31-1Q7	Courtyard Birmingham Colonnade
11	31-1Q8	Courtyard Allentown Bethlehem
12	31-1QB	Courtyard San Ramon
13	31-1QC	Courtyard Richmond NW
14	31-1QD	Courtyard Oklahoma City NW
15	31-1QE	Courtyard Chicago W. Dundee
16	31-1QH	Courtyard Charleston North
17	31-1QJ	Courtyard Durham
18	31-1QM	Courtyard Detroit Novi
19	31-1QN	Courtyard Las Vegas
20	31-1QW	Courtyard Phoenix Chandler
21	31-1QX	Courtyard San Francisco Oyster Point
22	33-752	Marriott Nashville Airport
23	57-126	Residence Inn Westborough
24	57-128	Residence Inn Detroit Warren
25	57-129	Residence Inn Annapolis
26	57-130	Residence Inn Syracuse
27	57-133	Residence Inn Philadelphia Willow Grove
28	57-135	Residence Inn Chicago Downtown
29	57-142	Residence Inn Allentown Bethlehem
30	57-143	Residence Inn Parsippany
31	57-144	Residence Inn Fairfax Fair Lakes
32	57-145	Residence Inn Charlottesville
33	57-147	Residence Inn BWI Airport
34	57-152	Residence Inn Chicago Waukegan
35	57-155	Residence Inn Charleston, WV
36	57-233	Residence Inn Atlanta Alpharetta
37	57-235	Residence Inn Nashville
38	57-236	Residence Inn Durham
39	57-239	Residence Inn Atlanta Town Center
40	57-242	Residence Inn Birmingham Homewood
41	57-243	Residence Inn New Orleans Convention Center

A-1

	Unit Number	Property Name
42	57-248	Residence Inn Raleigh/Cary
43	57-250	Residence Inn Raleigh-Durham Airport/Morrisville
44	57-251	Residence Inn Atlanta Alpharetta Northpoint
45	57-312	Residence Inn Dallas Market Center
46	57-315	Residence Inn Dallas Central Expressway
47	57-316	Residence Inn Albuquerque
48	57-319	Residence Inn Ft. Worth Fossil Creek
49	57-320	Residence Inn San Antonio Riverwalk
50	57-322	Residence Inn Dallas Richardson
51	57-421	Residence Inn Fountain Valley
52	57-424	Residence Inn Rancho Bernardo
53	57-427	Residence Inn Phoenix Scottsdale
54	57-428	Residence Inn Phoenix Tempe
55	57-430	Residence Inn Fresno
56	57-433	Residence Inn Reno South Meadows
57	57-441	Residence Inn San Francisco Oyster Point
58	64-5A1	TownePlace Suites Newport News
59	64-5A2	TownePlace Suites Chantilly
60	64-5A4	TownePlace Suites Richmond Northwest
61	64-5A8	TownePlace Suites Atlanta Norcross
62	64-5A9	TownePlace Suites Atlanta Northlake
63	64-5AE	TownePlace Suites Chicago West Dundee
64	64-5AG	TownePlace Suites Virginia Beach
65	64-5AK	TownePlace Suites Detroit Novi
66	64-5AL	TownePlace Suites Falls Church
67	64-5AW	TownePlace Suites Phoenix Scottsdale
68	64-5AX	TownePlace Suites Boston Danvers
69	64-5BF	TownePlace Suites Seattle Renton
70	31-1AD	Courtyard Atlanta Airport North
71	31-1R7	Courtyard Atlanta Cumberland
72	31-1P9	Courtyard Atlanta/Jimmy Carter Blvd.
73	31-1AH	Courtyard Atlanta/Midtown
74	31-1DG	Courtyard Boston/Danvers
75	31-1F7	Courtyard Boston/Foxborough
76	31-1DH	Courtyard Boston/Lowell
77	31-1W8	Courtyard Boston/Milford
78	31-1W6	Courtyard Boston/Stoughton
79	31-1V2	Courtyard Detroit/Auburn Hills
80	31-1W2	Courtyard Dulles/Fairfax
81	31-1V1	Courtyard Indianapolis/Carmel
82	31-1GB	Courtyard Kansas City South
83	31-1DF	Courtyard Mahwah NJ
84	31-1T9	Courtyard Minneapolis
85	31-1DN	Courtyard Philadelphia Airport
86	31-1JF	Courtyard Phoenix Camelback
87	31-1R5	Courtyard Raleigh-Durham Airport/Morrisville
88	31-1L2	Courtyard Scottsdale/Mayo

A-2

	Unit Number	Property Name
89	31-1JG	Courtyard Seattle/Bellevue
90	31-1R9	Courtyard Spartanburg
91	31-1AJ	Courtyard Chattanooga
92	31-1AF	Courtyard Macon
93	31-1JE	Courtyard Camarillo
94	31-1JD	Courtyard San Jose Airport
95	31-1DK	Courtyard Columbia, MD
96	31-1V9	Courtyard Kansas City Airport
97	31-1DB	Courtyard Wilmington
98	31-1AG	Courtyard Fayetteville
99	31-1N9	Courtyard Dallas Northpark
100	31-1JH	Courtyard Fountain Valley
101	31-1DA	Courtyard Boston/Norwood
102	31-1J6	Courtyard Los Angeles Airport
103	31-1AC	Courtyard Charlotte Research Park
104	31-1GH	Courtyard Milwaukee/Brookfield
105	31-1DE	Courtyard Boston/Woburn
106	31-1AK	Courtyard Boca Raton
107	31-1W3	Courtyard Williamsburg
108	31-1W5	Courtyard Hanover
109	31-1AE	Courtyard Miami Lakes
110	31-1GD	Courtyard Quad Cities
111	31-1DL	Courtyard Greenbelt
112	31-1JC	Courtyard Torrance/Business Center
113	31-1B3	Courtyard Jacksonville/Mayo
114	31-1F9	Courtyard Willow Grove
115	31-1F3	Courtyard Syracuse
116	31-1JB	Courtyard Laguna Hills
117	31-1V8	Courtyard Chicago/ Arlington
118	31-1DM	Courtyard Fishkill
119	31-1W9	Courtyard Newport/Middletown
120	31-1W4	Courtyard Pittsburgh Airport
121	31-1DJ	Courtyard Tinton Falls
122	31-1DC	Courtyard Arlington/ Rosslyn

A-3